Exhibit 5.1

Palmer & Dodge LLP

111 Huntington Avenue

Boston, MA 02199

(617) 239-0100

February 23, 2005

Sheffield Steel Corporation

220 N. Jefferson Street

Sand Springs, Oklahoma 74063

Ladies and Gentlemen:

We are rendering this opinion in connection with the registration statement on Form S-4 filed on December 10, 2004 (File No. 333-121176) (as amended, the “Registration Statement”) by Sheffield Steel Corporation, a Delaware corporation (the “Company”), and Sand Springs Railway Company, a subsidiary of the Company listed as an additional registrant in the Registration Statement (the “Guarantor”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s offer to exchange up to $80,000,000 aggregate principal amount of the Company’s 11 3/8% Senior Secured Notes due 2011, which have been registered under the Securities Act (the “New Notes”), for up to $80,000,000 aggregate principal amount of the Company’s outstanding 11 3/8% Senior Secured Notes due 2011, which have not been so registered (the “Old Notes”). The Old Notes are guaranteed by the Guarantor under an indenture dated as of August 12, 2004, and amended as of October 8, 2004 (as amended, the “Indenture”), between the Company, the Guarantor and U.S. Bank National Association, as trustee and collateral agent (the “Trustee”). The New Notes will be issued by the Company and guaranteed (the “Guarantees”) by the Guarantor under the Indenture. The New Notes are to be offered and exchanged for the Old Notes in the manner described in the Registration Statement (the “Exchange Offer”).

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company and the Guarantor in connection with the authorization, issuance and exchange of the New Notes and the Guarantees. We have made such other examination as we consider necessary to render this opinion. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

The Indenture and the New Notes are governed by the laws of the State of New York and, therefore, in rendering our opinion as to the validity and binding effect of the New Notes and the Guarantees, we have relied upon the opinion of Seward & Kissel LLP with respect to matters of New York law. In addition, we have relied upon the opinion of Phillips McFall McCaffrey McVay & Murrah, P.C. with respect to certain matters relating to the valid existence of the Guarantor, the corporate power and authority of the Guarantor to execute, deliver and perform the Guarantees, and the due execution and delivery by the Guarantor of the Guarantees under the laws of the State of

Sheffield Steel Corporation

February 23, 2005

Oklahoma. Except to the extent of such reliance, the opinion rendered herein is limited to the laws of the Commonwealth of Massachusetts, Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States.

Our opinions set forth below are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law).

Based on the foregoing we are of the opinion that:

1. The New Notes have been duly authorized by all necessary corporate action of the Company, and when the Registration Statement has become effective under the Securities Act and the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture against receipt of the Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company.

2. The Guarantees, when the New Notes are issued, authenticated and delivered in accordance with the terms of the Indenture and the Exchange Offer, will be valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus filed as a part thereof.

Very truly yours,

/s/    Palmer & Dodge LLP

Palmer & Dodge LLP